Exhibit 99.1

Westlake Chemical Concludes Revolving Credit Agreement

HOUSTON, August 24, 2016 / — Westlake Chemical Corporation (NYSE: WLK) announced today the completion of a new $1 billion unsecured revolving credit agreement. This new revolving credit facility will have a five year maturity date and replaces the previous asset-based revolving facility which has been terminated. This new revolving credit facility provides for working capital and general corporate purposes for the company.

“We are pleased to have completed this agreement as it increases our company’s financial flexibility and provides the liquidity to fund our growth,” said Albert Chao, Westlake’s President and Chief Executive Officer. “This is a strong statement of support from our banks, and we appreciate their ongoing confidence in us.”

About Westlake Chemical Corporation

Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. Westlake’s range of products includes: ethylene, polyethylene, styrene, propylene, caustic, VCM, PVC suspension and specialty resins and PVC building products including pipe and specialty components, windows, fence, deck and film. For more information, visit Westlake’s Web site at www.westlake.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties relate to the risks and uncertainties inherent in the petrochemicals, polymers and building products industries discussed in our filings with the Securities and Exchange Commission. Forward-looking statements, like all statements in this press release, speak only as of the date of this press release (unless another date is indicated). We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Westlake:

Investor Inquiries:

Mr. Steve Bender

713-960-9111

investorrelations@westlake.com

Media Inquiries:

Mr. Ben Ederington

713-960-9111

mediarelations@westlake.com